Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com
News Release

Belden Reports Results for First Quarter 2020

St. Louis, Missouri – April 29, 2020 - Belden Inc. (NYSE: BDC), a leading global supplier of specialty networking solutions, today reported fiscal first quarter 2020 results for the period ended March 29, 2020.

First Quarter 2020

Revenues for the quarter totaled $463.5 million, compared to $500.1 million in the prior-year period. EPS totaled $0.33 compared to $0.48 in the first quarter 2019.

Adjusted EPS was $0.67 compared to $0.84 in the first quarter 2019. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President, CEO, and Chairman of Belden Inc., said, “Our first quarter results were tracking in line with our expectations through February before this unprecedented pandemic disrupted the global economy. We are committed to supporting our associates and our customers during these challenging times, and offering our expertise and resources to assist in combatting COVID-19.”

Outlook

“Our strong balance sheet and liquidity position will allow us to successfully navigate this difficult economic environment. We are taking appropriate steps to manage expenses and protect cash flows in the near term, while positioning the Company for profitable growth longer term. Our teams have identified a number of incremental savings opportunities, and we are increasing the $40 million SG&A cost reduction program to $60 million. That said, we are maintaining our direct labor force and capacity levels in anticipation of improving demand trends in the second half of the year. Many of our businesses, such as Broadband & 5G and Discrete Manufacturing, will emerge stronger than ever, and we see compelling long-term growth opportunities as we continue our transformation. We look forward to providing revenue and EPS guidance again as visibility returns,” said Mr. Stroup.

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss results of the quarter. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-599-8686; the dial-in number for participants outside the U.S. is 720-543-0302. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Earnings per Share (EPS)

All references to EPS within this earnings release refer to income from continuing operations per diluted share attributable to Belden common stockholders.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 29, 2020	March 31, 2019

	(In thousands, except per share data)
Revenues	$463,526	$500,140
Cost of sales	(293,025)	(313,284)
Gross profit	170,501	186,856
Selling, general and administrative expenses	(98,389)	(97,955)
Research and development expenses	(26,219)	(23,247)
Amortization of intangibles	(16,185)	(18,164)
Operating income	29,708	47,490
Interest expense, net	(13,324)	(13,988)
Non-operating pension benefit	699	603
Income from continuing operations before taxes	17,083	34,105
Income tax expense	(2,192)	(6,170)
Income from continuing operations	14,891	27,935
Loss from discontinued operations, net of tax	(26,110)	(2,757)
Net income (loss)	(11,219)	25,178
Less: Net loss attributable to noncontrolling interest	(30)	(24)
Net income (loss) attributable to Belden	(11,189)	25,202
Less: Preferred stock dividends	—	8,733
Net income (loss) attributable to Belden common stockholders	$(11,189)	$16,469

Weighted average number of common shares and equivalents:
Basic	45,390	39,420
Diluted	45,538	39,660

Basic income (loss) per share attributable to Belden common stockholders:
Continuing operations attributable to Belden common stockholders	$0.33	$0.48
Discontinued operations attributable to Belden common stockholders	(0.58)	(0.07)
Net income (loss) per share attributable to Belden common stockholders	$(0.25)	$0.42

Diluted income (loss) per share attributable to Belden common stockholders:
Continuing operations attributable to Belden common stockholders	$0.33	$0.48
Discontinued operations attributable to Belden common stockholders	(0.58)	(0.07)
Net income (loss) per share attributable to Belden common stockholders	$(0.25)	$0.42

Common stock dividends declared per share	$0.05	$0.05

BELDEN INC.
OPERATING SEGMENT INFORMATION
(Unaudited)

Effective January 1, 2020, we transferred our West Penn Wire business and multi-conductor product lines from the Enterprise Solutions segment to the Industrial Solutions segment, and as such, have recast the prior period segment information.

	Enterprise Solutions	Industrial Solutions	Total Segments

	(In thousands, except percentages)
For the three months ended March 29, 2020
Segment Revenues	$212,213	$251,313	$463,526
Segment EBITDA	24,712	35,527	60,239
Segment EBITDA margin	11.6%	14.1%	13.0%
Depreciation expense	5,081	5,201	10,282
Amortization of intangibles	5,504	10,681	16,185
Amortization of software development intangible assets	55	275	330
Severance, restructuring, and acquisition integration costs	2,550	1,069	3,619
Purchase accounting effects of acquisitions	20	—	20

For the three months ended March 31, 2019
Segment Revenues	$207,083	$293,057	$500,140
Segment EBITDA	21,635	54,664	76,299
Segment EBITDA margin	10.4%	18.7%	15.3%
Depreciation expense	4,805	5,298	10,103
Amortization of intangibles	4,699	13,465	18,164
Amortization of software development intangible assets	36	23	59

For the three months ended June 30, 2019
Segment Revenues	$245,325	$303,028	$548,353
Segment EBITDA	35,571	55,744	91,315
Segment EBITDA margin	14.5%	18.4%	16.7%
Depreciation expense	4,852	5,056	9,908
Amortization of intangibles	5,726	13,342	19,068
Amortization of software development intangible assets	35	28	63
Severance, restructuring, and acquisition integrations costs	2,519	—	2,519
Purchase accounting effects of acquisitions	718	—	718

For the three months ended September 29, 2019
Segment Revenues	$247,236	$285,862	$533,098
Segment EBITDA	35,868	54,849	90,717
Segment EBITDA margin	14.5%	19.2%	17.0%
Depreciation expense	4,919	5,060	9,979
Amortization of intangibles	6,269	12,757	19,026
Amortization of software development intangible assets	49	36	85
Severance, restructuring, and acquisition integrations costs	3,047	—	3,047
Purchase accounting effects of acquisitions	(186)	—	(186)

For the three months ended December 31, 2019
Segment Revenues	$246,397	$303,291	$549,688
Segment EBITDA	33,852	60,854	94,706
Segment EBITDA margin	13.7%	20.1%	17.2%
Depreciation expense	5,137	5,282	10,419
Amortization of intangibles	5,630	12,721	18,351
Amortization of software development intangible assets	55	263	318
Severance, restructuring, and acquisition integrations costs	5,238	15,740	20,978
Purchase accounting effects of acquisitions	60	—	60

BELDEN INC.
OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(Unaudited)

	Three Months Ended
	March 29, 2020	March 31, 2019

	(In thousands)
Total Segment Revenues	$463,526	$500,140
Deferred revenue adjustments	—	—
Consolidated Revenues	$463,526	$500,140

Total Segment EBITDA	$60,239	$76,299
Eliminations	(95)	(483)
Total non-operating pension benefit	699	603
Consolidated Adjusted EBITDA (1)	60,843	76,419
Amortization of intangibles	(16,185)	(18,164)
Interest expense, net	(13,324)	(13,988)
Depreciation expense	(10,282)	(10,103)
Severance, restructuring, and acquisition integration costs	(3,619)	—
Amortization of software development intangible assets	(330)	(59)
Purchase accounting effects related to acquisitions	(20)	—
Income from continuing operations before taxes	$17,083	$34,105

(1)Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 29, 2020	December 31, 2019
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$250,993	$407,480
Receivables, net	307,064	334,634
Inventories, net	252,921	231,333
Other current assets	31,781	29,172
Current assets of discontinued operations	344,212	375,135
Total current assets	1,186,971	1,377,754
Property, plant and equipment, less accumulated depreciation	336,441	345,918
Operating lease right-of-use assets	58,960	62,251
Goodwill	1,238,837	1,243,669
Intangible assets, less accumulated amortization	323,648	339,505
Deferred income taxes	23,758	25,216
Other long-lived assets	10,693	12,446
	$3,179,308	$3,406,759

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$220,195	$268,466
Accrued liabilities	218,568	283,799
Current liabilities of discontinued operations	135,455	170,279
Total current liabilities	574,218	722,544
Long-term debt	1,385,438	1,439,484
Postretirement benefits	124,968	136,227
Deferred income taxes	46,796	48,725
Long-term operating lease liabilities	52,084	55,652
Other long-term liabilities	42,769	38,308
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	812,490	811,955
Retained earnings	501,611	518,004
Accumulated other comprehensive loss	(41,095)	(63,418)
Treasury stock	(326,266)	(307,197)
Total Belden stockholders’ equity	947,243	959,847
Noncontrolling interests	5,792	5,972
Total stockholders’ equity	953,035	965,819
	$3,179,308	$3,406,759

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Three Months Ended
	March 29, 2020	March 31, 2019

	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(11,219)	$25,178
Adjustments to reconcile net income (loss) to net cash used for operating activities:
Depreciation and amortization	26,798	37,001
Asset impairment of discontinued operations	23,197	—
Share-based compensation	3,708	2,216
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	43,627	61,388
Inventories	(29,054)	(9,485)
Accounts payable	(50,827)	(97,450)
Accrued liabilities	(38,425)	(70,925)
Income taxes	(16,500)	609
Other assets	6,144	650
Other liabilities	(9,501)	4,758
Net cash used for operating activities	(52,052)	(46,060)
Cash flows from investing activities:
Capital expenditures	(20,935)	(23,595)
Cash from business acquisitions, net of cash acquired	590	—
Proceeds from disposal of tangible assets	2,090	10
Net cash used for investing activities	(18,255)	(23,585)
Cash flows from financing activities:
Payment of earnout consideration	(29,300)	—
Payments under share repurchase program	(21,239)	—
Cash dividends paid	(2,296)	(10,725)
Withholding tax payments for share-based payment awards	(1,003)	(1,940)
Other	(58)	(70)
Net cash used for financing activities	(53,896)	(12,735)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(7,947)	752
Decrease in cash and cash equivalents	(132,150)	(81,628)
Cash and cash equivalents, beginning of period	425,885	420,610
Cash and cash equivalents, end of period	$293,735	$338,982

For all periods presented, the Consolidated Cash Flow Statement includes the results of the Grass Valley disposal group.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain revenues and gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for the purchase accounting effect of recording deferred revenue at fair value in order to reflect the revenues that would have otherwise been recorded by acquired businesses had they remained as independent entities. We believe this presentation is useful in evaluating the underlying performance of acquired companies. Similarly, we adjust for other acquisition-related expenses, such as amortization of intangibles and other impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.
Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended
	March 29, 2020	March 31, 2019

	(In thousands, except percentages and per share amounts)
GAAP and adjusted revenues	$463,526	$500,140

GAAP gross profit	$170,501	$186,856
Amortization of software development intangible assets	330	59
Severance, restructuring, and acquisition integration costs	45	—
Purchase accounting effects related to acquisitions	20	—
Adjusted gross profit	$170,896	$186,915

GAAP gross profit margin	36.8%	37.4%
Adjusted gross profit margin	36.9%	37.4%

GAAP selling, general and administrative expenses	$(98,389)	$(97,955)
Severance, restructuring, and acquisition integration costs	3,574	—
Adjusted selling, general and administrative expenses	$(94,815)	$(97,955)

GAAP and adjusted research and development expenses	$(26,219)	$(23,247)

GAAP net income (loss) attributable to Belden	$(11,189)	$25,202
Loss from discontinued operations, net of tax	26,110	2,757
Interest expense, net	13,324	13,988
Income tax expense	2,192	6,170
Noncontrolling interest	(30)	(24)
Total non-operating adjustments	41,596	22,891

Amortization of intangible assets	16,185	18,164
Severance, restructuring, and acquisition integration costs	3,619	—
Amortization of software development intangible assets	330	59
Purchase accounting effects related to acquisitions	20	—
Total operating income adjustments	20,154	18,223
Depreciation expense	10,282	10,103

Adjusted EBITDA	$60,843	$76,419

GAAP net income (loss) margin	(2.4)%	5.0%
Adjusted EBITDA margin	13.1%	15.3%

GAAP net income (loss) attributable to Belden	$(11,189)	$25,202
Operating income adjustments from above	20,154	18,223
Loss from discontinued operations, net of tax	26,110	2,757
Tax effect of adjustments above	(4,595)	(4,197)
Adjusted net income attributable to Belden	$30,480	$41,985

GAAP net income (loss) attributable to Belden	$(11,189)	$25,202
Loss from discontinued operations, net of tax	26,110	2,757
Less: Preferred stock dividends	—	8,733
GAAP net income attributable to Belden common stockholders	$14,921	$19,226

Adjusted net income attributable to Belden	$30,480	$41,985
Less: Preferred stock dividends	—	8,733
Adjusted net income attributable to Belden common stockholders	$30,480	$33,252
GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$0.33	$0.48
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$0.67	$0.84

GAAP and adjusted diluted weighted average shares	45,538	39,660

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)
We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended
	March 29, 2020	March 31, 2019

	(In thousands)
GAAP net cash used for operating activities	$(52,052)	$(46,060)
Capital expenditures, net of proceeds from the disposal of tangible assets	(18,845)	(23,585)
Non-GAAP free cash flow	$(70,897)	$(69,645)

Forward-Looking Statements

This release and any statements made by us concerning the subject matter of this release may contain forward-looking statements, including our expectations for the second quarter and full-year 2020, the Grass Valley divestment plan and the results of our restructuring program. Forward-looking statements also include any statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the lack of certainty as to the duration and magnitude of the impact of COVID-19 and the economic recovery from that impact; the timing of, and the need of the parties to satisfy various closing conditions for, the Grass Valley divestment; the results of the Company’s impairment analysis, which could reduce EPS and adjusted EPS; the presence of substitute products in the marketplace; the inability of the Company to develop and introduce new products and competitive responses to our products; the increased influence of chief information officers and similar high-level executives; the increased prevalence of cloud computing; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the impact of a challenging global economy or a downturn in served markets; the impact of changes in global tariffs and trade agreements; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects; the competitiveness of the global markets in which we operate; volatility in credit and foreign exchange markets; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the inability to obtain components in sufficient quantities on commercially reasonable terms; disruptions in the Company’s information systems including due to cyber-attacks; perceived or actual product failures; risks related to the use of open source software; disruption of, or changes in, the Company’s key distribution channels; the inability to retain senior management and key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the quarter ended December 31, 2019, filed with the SEC on February 11, 2020. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com